CHIEF COMPLIANCE OFFICER SERVICES AGREEMENT

Between WisdomTree Trust and WisdomTree Asset Management, Inc

EXHIBIT C

AMENDED as of June 24, 2015

Portfolio Series of the Trust

FUND
WisdomTree Total Dividend Fund
WisdomTree Equity Income Fund
WisdomTree DEFA Fund
WisdomTree DEFA Equity Income Fund
WisdomTree Asia-Pacific ex-Japan Fund
WisdomTree Australia Dividend Fund
WisdomTree Global Equity Income Fund
WisdomTree Japan Hedged Equity Fund
WisdomTree Global ex-U.S. Dividend Growth Fund
WisdomTree Dividend ex-Financials Fund
WisdomTree LargeCap Dividend Fund
WisdomTree MidCap Dividend Fund
WisdomTree SmallCap Dividend Fund
WisdomTree Japan SmallCap Dividend Fund
WisdomTree Europe SmallCap Dividend Fund
WisdomTree International LargeCap Dividend Fund
WisdomTree International Dividend ex-Financials Fund
WisdomTree International MidCap Dividend Fund
WisdomTree International SmallCap Dividend Fund
WisdomTree Commodity Country Equity Fund
WisdomTree Global Natural Resources Fund
WisdomTree Global ex-U.S. Utilities Fund
WisdomTree Total Earnings Fund
WisdomTree Earnings 500 Fund
WisdomTree MidCap Earnings Fund
WisdomTree SmallCap Earnings Fund
WisdomTree LargeCap Value Fund
WisdomTree Global ex-U.S. Real Estate Fund
WisdomTree India Earnings Fund
WisdomTree Emerging Markets Equity Income Fund
WisdomTree Emerging Markets SmallCap Dividend Fund
WisdomTree Middle East Dividend Fund
WisdomTree Europe Hedged Equity Fund
WisdomTree Emerging Currency Strategy Fund
WisdomTree Brazilian Real Strategy Fund
WisdomTree Chinese Yuan Strategy Fund
WisdomTree Indian Rupee Strategy Fund
WisdomTree Australia & New Zealand Debt Fund
WisdomTree Emerging Markets Local Debt Fund
WisdomTree Commodity Currency Strategy Fund
WisdomTree Managed Futures Strategy Fund
WisdomTree Asia Local Debt Fund
WisdomTree Global Real Return
WisdomTree Emerging Markets Corporate Bond Fund

CHIEF COMPLIANCE OFFICER SERVICES AGREEMENT

Between WisdomTree Trust and WisdomTree Asset Management, Inc

EXHIBIT C

AMENDED as of June 24, 2015

Portfolio Series of the Trust

FUND
WisdomTree China Dividend ex-Financials Fund (effective June 30, 2015, the WisdomTree China ex-State-Owned Enterprises Fund)
WisdomTree Strategic Corporate Bond Fund
WisdomTree U.S. Dividend Growth Fund
WisdomTree United Kingdom Hedged Equity Fund
WisdomTree Japan Hedged SmallCap Equity Fund
WisdomTree U.S. SmallCap Dividend Growth Fund
WisdomTree Emerging Markets Dividend Growth Fund
WisdomTree Emerging Markets Consumer Growth Fund
WisdomTree Germany Hedged Equity Fund
WisdomTree Korea Hedged Equity Fund
WisdomTree Japan Interest Rate Strategy Fund
WisdomTree Bloomberg U.S. Dollar Bullish Fund
WisdomTree Barclays U.S. Aggregate Bond Zero Duration Fund
WisdomTree Barclays U.S. Aggregate Bond Negative Duration Fund
WisdomTree BofA Merrill Lynch High Yield Bond Zero Duration
WisdomTree BofA Merrill Lynch High Yield Bond Negative Duration
WisdomTree Bloomberg Floating Rate Treasury Fund
WisdomTree Japan Hedged Real Estate Fund
WisdomTree Japan Hedged Financials Fund
WisdomTree Japan Hedged Capital Goods Fund
WisdomTree Japan Hedged Health Care Fund
WisdomTree Japan Hedged Tech, Media and Telecom Fund
WisdomTree Europe Dividend Growth Fund
WisdomTree International Hedged Dividend Growth Fund
WisdomTree Emerging Markets ex-State-Owned Enterprises Fund
WisdomTree Europe Hedged SmallCap Equity Fund
WisdomTree Japan Hedged Dividend Growth Fund
WisdomTree Western Asset Unconstrained Bond Fund
WisdomTree Japan Dividend Growth Fund
WisdomTree International Hedged SmallCap Dividend Fund
WisdomTree Global ex-U.S. Hedged Dividend Fund
WisdomTree CBOE S&P 500 PutWrite Strategy Fund
WisdomTree Barclay’s U.S. Aggregate Bond Enhanced Yield Fund
WisdomTree International Hedged Equity Fund

WisdomTree Trust	WisdomTree Asset Management, Inc.

Signature	Signature
Jonathan Steinberg President	Amit Muni Chief Financial Officer

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